UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 15, 2016, CyrusOne Inc., a Maryland corporation (the “Company”), completed its previously announced public offering (the “Offering”) of 7,820,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), which included 1,020,000 shares of Common Stock sold pursuant to the option granted to the underwriters. 3,400,000 shares of Common Stock were offered directly by the Company, and 4,420,000 shares of Common Stock were offered, at the request of the Company, by the Forward Seller (as defined below) in connection with the forward sale agreements described below.

In connection with the Offering, on August 10, 2016, the Company, CyrusOne GP, a Maryland statutory trust and CyrusOne LP, a Maryland limited partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein (the “Underwriters”), and Goldman, Sachs & Co., in its capacities as the forward purchaser (the “Forward Purchaser”) and the forward seller (the “Forward Seller”), pursuant to which (a) the Company agreed to issue and sell to the Underwriters 3,400,000 shares of Common Stock, and (b) the Forward Seller agreed to sell to the Underwriters up to 4,420,000 shares of Common Stock (including 1,020,000 shares of Common Stock pursuant to an option granted to the Underwriters by the Company and the Forward Seller), in each case pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-211114).

The above summary is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Forward Sale Agreements

In connection with the Offering, on August 10, 2016, the Company entered into (a) a forward sale agreement with the Forward Purchaser (the “Forward Sale Agreement”) with respect to 3,400,000 shares of Common Stock covered by the Offering, and (b) an additional forward sale agreement with the Forward Purchaser (the “Additional Forward Sale Agreement”, and, together with the Forward Sale Agreement, the “Forward Sale Agreements”), in connection with the underwriters’ exercise of their option to purchase 1,020,000 additional shares of Common Stock.  As contemplated by the Forward Sale Agreements and the Underwriting Agreement, the Forward Seller borrowed from third parties and sold 4,420,000 shares of Common Stock to the public through the Underwriters.  Pursuant to the terms of the Forward Sale Agreements, and subject to CyrusOne’s right to elect cash or net share settlement under the Forward Sale Agreements, CyrusOne intends to issue and sell, upon physical settlement of such Forward Sale Agreements, 4,420,000 shares of its Common Stock to the Forward Purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will initially be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the applicable forward sale agreement. CyrusOne expects to physically settle the Forward Sale Agreements in full, which settlement or settlements will occur by August 1, 2017.

The above summary is qualified in its entirety by reference to the Forward Sale Agreement and the Additional Forward Sale Agreement, which are filed as Exhibit 1.2 and Exhibit 1.3, respectively, hereto and incorporated herein by reference.

The opinion of Venable LLP, relating to the validity of (a) the Common Stock offered and sold pursuant to the Underwriting Agreement and (b) the Common Stock, if any, to be issued at a later date pursuant to the Forward Sale Agreements, is filed herewith as Exhibit 5.1.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 — Other Events.

On August 15, 2016, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated August 10, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein, and Goldman, Sachs & Co., in its capacities as forward seller and forward purchaser.

1.2	Forward Sale Agreement, dated August 10, 2016, between CyrusOne Inc. and Goldman, Sachs & Co.
1.3	Additional Forward Sale Agreement, dated August 10, 2016, between CyrusOne Inc. and Goldman, Sachs & Co.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included as part of Exhibit 5.1).
99.1	Press Release dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: August 16, 2016	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated August 10, 2016, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters specified therein, and Goldman, Sachs & Co., in its capacities as forward seller and forward purchaser.

1.2	Forward Sale Agreement, dated August 10, 2016, between CyrusOne Inc. and Goldman, Sachs & Co.
1.3	Additional Forward Sale Agreement, dated August 10, 2016, between CyrusOne Inc. and Goldman, Sachs & Co.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included as part of Exhibit 5.1).
99.1	Press Release dated August 15, 2016.